Exhibit 10.69


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                      Peaches - URT Reimbursement Agreement

                          Dated as of January 27, 1997

     This Reimbursement Agreement is made between Peaches Entertainment Corp. ("Peaches") and URT Industries, Inc. ("URT").

     A. In January 1996, Peaches filed a bankruptcy petition pursuant to chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"), case number 96-20153-BKC-RBR (the "Bankruptcy Case").

     B. Peaches filed a reorganization plan in its Bankruptcy Case, and such plan was confirmed by the Bankruptcy Court on January 17, 1997 (the "Plan"). (Capitalized terms used herein, unless otherwise defined, shall have the same meanings ascribed to them in the Plan.)

     C. Pursuant to the terms of the Plan, Peaches made certain Allowed Claim Notes payable to the Majors and Alliance in the original amounts of their Allowed Claims, less the Initial Payments made to each of them.

     D. As an inducement for the Majors and Alliance to accept the Plan and the Allowed Claim Notes issued under the Plan, URT, a major shareholder of Peaches, agreed to guarantee payments under the Allowed Claim Notes in accordance with the terms and conditions

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THIS  INSTRUMENT  HAS BEEN  EXECUTED AND  DELIVERED  PURSUANT TO AN ORDER OF THE
UNITED STATES BANKRUPTCY COURT, SOUTHERN DISTRICT OF FLORIDA, IN CASE NO. 96-20153-BKC-RBR (IN RE: PEACHES ENTERTAINMENT CORP.), WHICH ORDER CONFIRMED THE PLAN OF REORGANIZATION FILED IN SUCH BANKRUPTCY PROCEEDING. PURSUANT TO 11 U.S.C. ss.1146 OF THE UNITED STATES BANKRUPTCY CODE AND FLORIDA ADMINISTRATIVE CODE RULE 12b-4.014(16), NO DOCUMENTARY STAMP TAX AND/OR INTANGIBLE TAX IS DUE AND PAYABLE ON THIS INSTRUMENT.



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of the Guaranty  Agreement  between and among URT, the Majors and Alliance  (the
"URT Guaranty").

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt whereof is acknowledged, it is agreed as follows:

     1. Peaches agrees to reimburse URT for each and every payment made by URT to any of the Majors or Alliance under the URT Guarantee, each such payment constituting in effect an advance made by URT to Peaches hereunder (the "URT Advances"), together with interest thereon (as set forth below) and all fees, expenses and charges (including reasonable attorneys' fees, including without limitation those for bankruptcy and appellate matters and those incurred outside of litigation) incurred by URT in connection with the execution, collection, and enforcement (whether by or against URT) of the URT Guaranty, this Reimbursement Agreement, the Mortgage and Security Agreement, dated as of January 27, 1997, between and among Peaches and URT (the "Mortgage and Security Agreement"), the Subordination Agreement, dated as of January 27, 1997, between and among Peaches, URT, the Majors, and Alliance, and the Security Agreement, dated as of January 27, 1997, between Peaches and URT (the "Security Agreement").

     2. URT Advances shall bear interest from the date that each Advance is made (that is, the date payment is made under the URT Guaranty) to the date that such Advance is repaid, at the Prime Rate (as defined below), computed on the actual days elapsed based on a 360-day year.

     3. For purposes of the foregoing, "Prime Rate" means the rate per annum announced by The Chase Manhattan Bank, N.A. from time to time as the Prime Rate in effect at its principal place of business in New York City, which rate of interest may not be the lowest rate at which The Chase

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Manhattan Bank will lend money to its customers,  and any change in the interest rate resulting from a change in said Prime Rate shall be effective on the same date as such change in the Prime Rate.

     4. Interest shall increase to the Prime Rate plus two percent (2%) per annum upon the occurrence and during the continuance of an Event of Default hereunder.

     5. In no event shall the interest rate charged hereunder exceed the maximum rate permitted by law.

     6. If any payment of interest and/or principal hereunder becomes due and payable on a Saturday, Sunday or business holiday in the state of Florida, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

     7. The aggregate principal amount of URT Advances (the "URT Principal") shall be due and payable in four (4) equal installments to be paid on the following dates (the "Installment Payment Dates"): February 3, 2000; February 3, 2001; February 3, 2002; and February 3, 2003. On each Installment Payment Date, Peaches also shall pay to URT all interest that is accrued and unpaid, as of such Installment Payment Date, on the unpaid URT Principal. The final payment of the URT Principal, together with all accrued and unpaid interest and any other unpaid fees, expenses and charges, shall be due and payable in full on February 3, 2003. Each payment made hereunder (including any prepayment) shall be credited first to interest then due and payable, then to any other fees, expenses and charges due and payable, and then the remainder thereof to the unpaid principal balance of this Note, or in such other order as URT may determine in its discretion.

     8. The term "Liabilities" shall include all liabilities of Peaches evidenced by this Reimbursement Agreement or by that certain Promissory Note, dated as of January 27, 1997, made

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by  Peaches  payable  to URT  (the  "Note"),  and  all  other  liabilities  (for principal, interest or other amounts), direct or contingent, joint, several or independent, of Peaches now or hereafter existing, due or to become due to, or held or to be held by, URT for its own account or as agent for another or others, whether created directly or acquired by assignment or otherwise. Upon the occurrence of any of the following, each of which shall constitute an "Event of Default," all Liabilities shall, at the option of URT, be accelerated and become immediately due and payable (except for (c) or (g), in which case such acceleration shall be immediate and automatic): (a) non-payment of any amount due under this Reimbursement Agreement, the Note or of any of the other Liabilities shall occur; (b) failure of Peaches to perform any of its obligations under the Security Agreement; (c) Peaches shall be dissolved or become insolvent (however evidenced); (d) the suspension of business of Peaches or the issuance of any warrant, process, order of attachment, garnishment or other lien and/or the filing of a lien as a result thereof against any of the property of Peaches shall occur; (e) Peaches shall fail to promptly provide URT with such documentation as URT may require in connection with this Reimbursement Agreement; (f) Peaches shall make an assignment for the benefit of creditors or a trustee or receiver shall be appointed for the undersigned or for any of the property thereof; and (g) any proceeding shall be commenced by or against Peaches under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation, or dissolution law or statute.

     9. No delay on the part of URT in exercising any of its options, powers or rights hereunder, nor any partial or single exercise thereof, shall constitute a waiver thereof. No waiver by URT of any default shall be effective unless given in writing by an authorized officer of URT, nor shall such waiver operate as a waiver of such default on another occasion. The rights and

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remedies expressly  provided in this Reimbursement  Agreement are cumulative and not exclusive of any rights or remedies which URT may otherwise have. The provisions hereof shall survive the termination of this Reimbursement Agreement.

     10. Peaches hereby: (a) consents to any extension, rearrangement, or postponement of the time of payment under the URT Guaranty and to any other indulgence with respect thereto without notice to, consent of or consideration for Peaches; and (b) agrees that, notwithstanding the occurrence of any of the foregoing, Peaches shall be and remain directly and primarily liable for all sums due under this Reimbursement Agreement and all other Liabilities.

     11. Peaches represents and warrants to URT that Peaches is in good standing under the laws of the place of its formation and that its execution of this Reimbursement Agreement has been duly authorized by all requisite actions.

     12. Each notice or other communication given hereunder or in connection herewith shall be in writing and shall be sent by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

URT Industries, Inc.
1180 East Hallandale Beach Blvd.
Hallandale, Florida 33009

Peaches Entertainment Corp.
1180 East Hallandale Beach Blvd.
Hallandale, Florida 33009

or, in each case, at such other address as any above-referenced party, wishing to change its address for notices, may specify from time to time by notice to the other party.

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     13. Peaches hereby authorizes URT to record on its account books the amount of the URT Advances and all payments in respect thereof which recording shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of the URT Advances.

     14. This Reimbursement Agreement shall be governed by and construed in accordance with the laws of the State of Florida in all respects, including, without limitation, matters of construction, validity and performance.

     15. Peaches consents to service of process on Peaches at the address of Peaches set forth above, by certified mail, return receipt requested (if possible), and such service shall be deemed to be complete five (5) days after the same shall have been so mailed.

     16. Peaches hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such lawsuit in any jurisdiction. Peaches and URT hereby irrevocably waive trial by jury in any court in connection with this Reimbursement Agreement, and each hereby certifies that no representative of any other party has expressly or impliedly represented that such other party might not enforce this jury waiver.

     17. Repayment of the URT Advance pursuant to this Reimbursement Agreement is subject to a certain Subordination Agreement, dated as of January 27 1997, between and among the Majors, Alliance and URT.

     18. Peaches' obligations to URT under this Reimbursement Agreement, in accordance with the Mortgage and Security Agreement and the Security Agreement, are secured by: (a) a security interest in the Majors' Inventory and Alliance's Inventory (as defined in the aforesaid Subordination Agreement), (b) a security interest in Peaches' Other Inventory (as defined in said Subordination Agreement) and Peaches' personal property other than the Majors' Inventory and

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Alliance's Inventory, and (c) a mortgage and security interest on and in certain real and related personal property owned by Peaches, as described in the Mortgage and Security Agreement.

     19. This Reimbursement Agreement may not be amended or modified orally, and may only be amended or modified in a writing executed and delivered by the party against whom any such amendment or modification is sought to be enforced. In the event of any conflict between this Reimbursement Agreement and the Plan or any term sheet on which the Plan is based, this Reimbursement Agreement shall control.

     20. This Reimbursement Agreement shall continue to be effective or be reinstated, as the case may be, at such time and to the extent that any payment, or any part thereof, of the principal amount of any URT Advance, any interest thereon, or any other fee, expense or charge, made by Peaches to URT hereunder, is rescinded or must otherwise be disgorged or returned to Peaches by URT in connection with any bankruptcy or reorganization of Peaches that occurs following the execution and delivery of this Reimbursement Agreement.

     21. Peaches agrees to pay all taxes (including without limitation any Florida documentary stamp and intangible tax) incurred in connection with the execution, collection or enforcement of or provision of security for this Reimbursement Agreement.

     In witness whereof, Peaches and URT have executed this Reimbursement Agreement as of the date and year first above written.

     s/Martha Rosende                             Peaches Entertainment Corp.
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Witness

                                                  By:       s/Jason Wolk
                                                      --------------------------
Print Name      Martha Rosende                    Name:   Jason Wolk
                                                  Title:     Ex. Vice-President

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     s/ Olga E. Salgado                           URT Industries, Inc.
--------------------------
Witness

                                                  By:       s/Brian Wolk
                                                      --------------------------
Print Name      Olga E. Salgado                   Name:   Brian Wolk
                                                  Title:     Ex. Vice-President



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